Exhibit 99.1

Del Frisco’s Restaurant Group Adopts Short-Term Shareholder Rights Plan

IRVING, Texas— December 5, 2018 - Del Frisco’s Restaurant Group, Inc. (“Del Frisco’s” or the “Company”) (NASDAQ: DFRG) announced today that its board of directors (the “Board”) unanimously adopted a shareholder rights plan (the “Rights Plan”) to protect the best interests of all Del Frisco’s shareholders.

Del Frisco’s recently observed unusual and substantial activity in the Company’s shares. The Rights Plan is designed to allow all Del Frisco’s shareholders to realize the long-term value of their investment by reducing the likelihood that any person or group would gain control of Del Frisco’s through open market accumulation without appropriately compensating the Company’s shareholders for such control or providing the board sufficient time to make informed judgments.

The Rights Plan is not intended to prevent or interfere with any action with respect to the Company (including its acquisition) that the Board determines to be in the best interests of shareholders.

The Rights Plan, which was adopted following evaluation and consultation with the Company’s outside advisors, is similar to plans adopted by other publicly held companies and includes a number of recognized shareholder protections that emphasize its limited focus. The rights will initially trade with Del Frisco’s common stock and will generally become exercisable only if any person (or any persons acting as a group) acquires 10% or more of the Company’s outstanding common stock (the “triggering percentage”). The Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under applicable securities laws. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or the Company may exchange each right held by such holders for one share of common stock. Under the Rights Plan, any person which currently owns more than the triggering percentage may continue to own its shares of common stock but may not acquire any additional shares without triggering the Rights Plan. In addition, the Rights Plan does not restrict the ownership of cash-settled derivatives. The Rights Plan does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board of directors to redeem the rights.

The Rights Plan has a one-year duration, expiring on December 4, 2019. The Rights Plan may also be terminated, or the rights may be redeemed, prior to the scheduled expiration of the Rights Plan under certain other circumstances.

Additional details regarding the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

Piper Jaffray & Co. is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to Del Frisco’s.

About Del Frisco’s Restaurant Group, Inc.

Based in Irving, Texas, Del Frisco’s Restaurant Group, Inc. is a collection of 71 restaurants across 16 states and Washington, D.C., including Del Frisco’s Double Eagle Steakhouse, Barcelona Wine Bar, bartaco, and Del Frisco’s Grille.

Del Frisco’s Double Eagle Steakhouse serves flawless cuisine that’s bold and delicious, and offers an extensive award-winning wine list and level of service that reminds guests that they’re the boss. Barcelona serves tapas both simple and elegant, using the best seasonal picks from local markets and unusual specialties from Spain and the Mediterranean, and offers an extensive selection of wines from Spain and South America featuring over 40 wines by the glass. bartaco combines fresh, upscale street food and award-winning cocktails made with artisanal spirits and freshly-squeezed juices with a coastal vibe in a relaxed environment. Del Frisco’s Grille is modern, inviting, stylish and fun, taking the classic bar and grill to new heights, and drawing inspiration from bold flavors and market-fresh ingredients.

For further information about our restaurants, to make reservations, or to purchase gift cards, please visit: www.DelFriscos.com, www.BarcelonaWineBar.com, www.bartaco.com, and www.DelFriscosGrille.com. For more information about Del Frisco’s Restaurant Group, Inc., please visit www.DFRG.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to the operation or effects of the Rights Plan, are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Del Frisco’s Annual Report on Form 10-K for the year ended December 26, 2017 and its Quarterly Report on Form 10-Q for the period ended September 25, 2018 under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contact:

Investor Relations:

Raphael Gross, ICR

investorrelations@dfrg.com

203-682-8253

Media Contact:

Phil Denning, ICR

Phil.Denning@icrinc.com

646-277-1258